ENERGY VAULT
Enabling a Renewable World

Änderungsvereinbarung

zum Arbeitsvertrag

zwischen

Addendum

to the Employment Agreement

between

EnergyVault SA

Via Cantonale 19, Lugano, 6900 CH

- im Folgenden „**Gesellschaft**“ genannt -

- hereinafter referred to as “**Company**” -

und

and

Josh McMorrow
Fasanenstraße 65
10719 Berlin
Deutschland/ Germany

- im Folgenden „**Leitender Angestellter**” genannt -

- hereinafter referred to as “**Executive Employee**” -

Präambel

Der Leitende Angestellte ist seit dem 16. Mai 2022 bei der Gesellschaft auf der Grundlage des Arbeitsvertrages vom 29. März 2022 (nachfolgend: **„Arbeitsvertrag“**) beschäftigt.

Der Arbeitsvertrag soll wie folgt geändert werden.

Preamble

The Executive Employee is employed by the Company since 16 May 2022 on the basis of the employment contract dated 29 March 2022 (hereinafter: **“Employment Contract”**).

The Employment Contract shall be amended as follows.

1. **Neue Ziff. 13.2 des Arbeitsvertrages**

Die Gesellschaft und der Leitende Angestellte sind sich darüber einig, dass die bisherige Ziffer 13.2 des Arbeitsvertrages hiermit umfassend aufgehoben und durch den nachfolgenden Wortlaut ersetzt wird:

1. **New Sec. 13.2 of the Employment Contract**

The Company and the Executive Employee agree that the current sec. 13.2 of the Employment Contract is hereby comprehensively cancelled and replaced by the following wording:

Energy Vault SA – Via Cantonale 19 – 6900 Lugano – Switzerland
Iscr. Registro del Commercio del Canton Ticino n. **CHE-134.914.795**

13.2 Abfindung und Change in Control

13.2.1 Wird das zwischen den Partien bestehende Arbeitsverhältnis von der Gesellschaft ohne Grund oder durch den Leitenden Angestellten aus Gerechtfertigtem Grund (wie unten definiert) gekündigt, hat der Leitende Angestellte, vorbehaltlich des Abschlusses einer Aufhebungsvereinbarung in einer von der Gesellschaft genehmigten Form, dem Verzicht auf eine Kündigungsschutzklage und Ihrer fortwährenden Einhaltung des nachvertraglichen Wettbewerbsverbots nach Ziff. 10 des Arbeitsvertrages Anspruch auf einer Abfindung (wie unten definiert) unter vollständiger und endgültiger Abgeltung aller Ansprüche des Leitenden Angestellten gegenüber der Gesellschaft und verbundenen Unternehmen der Gruppe. Die Gesellschaft und der Leitende Angestellte sind sich einig, dass die Gesellschaft als berechtigte Vertreterin der verbundenen Unternehmen der Gruppe handelt.

In den Fällen einer gerechtfertigten ordentlichen Arbeitgeberkündigung aus verhaltensbedingten Gründen oder außerordentlichen Arbeitgeberkündigung aus wichtigem Grund besteht kein Abfindungsanspruch.

13.2.2 Wird das zwischen den Parteien bestehende Arbeitsverhältnis gemäß Ziff. 13.2.1 innerhalb eines Change in Control Zeitraums (wie nachstehend definiert) gekündigt, gilt Ziffer 13.2.1 mit der Maßgabe, dass a) und b) der Abfindung gemäß Ziffer 13.2.3 (E) dieser Änderungsvereinbarung

13.2 Liquidated Damages and Change in Control

13.2.1 If the employment relationship existing between the Parties is terminated by the Company without Cause or by the Executive Employee for Good Reason (as defined below), then subject to the Executive Employee's acceptance of a settlement agreement in a form approved by the Company, a waiver of any dismissal protection claims and your continued compliance with the post-termination restrictions in sec. 10 of the Employment Contract, you will be entitled to a Severance Payment (as defined below) pursuant to the following terms and conditions in full and final settlement of all claims of the Executive Employee against the Company and any affiliated Group Company. The Company and the Executive Employee agree that the Company acts as authorized representative of the affiliated Group Companies.

In cases of justified ordinary termination by the Company for reasons of conduct or extraordinary termination for good cause by the Company, there is no entitlement to severance pay.

13.2.2 If the employment relationship existing between the Parties is terminated pursuant to sec. 13.2.1 within a Change in Control Period (as defined below), then sec. 13.2.1 applies save that a) and b) of the Severance Payment according to sec. 13.2.3 (E) of this Addendum will be

Energy Vault SA – Via Cantonale 19 – 6900 Lugano – Switzerland
Iscr. Registro del Commercio del Canton Ticino n. **CHE-134.914.795**
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in eine Zahlung geändert werden, die dem 1,5-fachen des vereinbarten Jahresbruttogrundgehalts und des jährlichen Zielbonus gemäß Ziffer 4.3 des Arbeitsvertrages entspricht, abzüglich aller Beträge (insbesondere des Gehalts), die dem Leitenden Angestellten während der geltenden Kündigungsfrist gemäß Ziffer 13.1 des Arbeitsvertrags bereits tatsächlich gezahlt wurden oder zustehen.

13.2.3 Für die vorstehende Ziffern 13.2.1 und 13.2.2 dieser Änderungsvereinbarung gelten die folgenden Definitionen und Bedingungen:

(A) "Grund" umfasst unter anderem, ist aber hierauf nicht begrenzt:

a) vorsätzliches Versäumnis des Leitenden Angestellten, seine Pflichten gegenüber der Gesellschaft zu erfüllen (mit Ausnahme von Versäumnissen, die auf eine körperliche oder geistige Arbeitsunfähigkeit zurückzuführen sind), oder Versäumnis in jeder wesentlichen Hinsicht, rechtmäßige und angemessene Anweisungen des CEO oder der Geschäftsleitung auszuführen oder einzuhalten;

b) Unehrlichkeit, vorsätzliches Fehlverhalten oder Betrug;

c) Begehung eines meldepflichtigen Verstoßes gegen geltende Bank-, Wertpapier- oder Warengesetze, -vorschriften oder -regelungen, der ein schweres Vergehen darstellt, das zu einer erheblichen Geld- oder Freiheitsstrafe führen kann oder führt;

d) Verurteilung oder Einverständnis des Nichtbestreitens (oder ähnliches) oder amended to a payment equivalent to 1.5 x the annual gross fixed salary according to sec. 4.1 and the target annual bonus according to sec. 4.3 of the Employment Contract less any sum (particularly salary) already actually paid or owing to the Executive Employee during the applicable notice period according to sec. 13.1 of the Employment Contract.

13.2.3 For the above sec. 13.2.1. and 13.2.2 of this Contract, the following definitions and terms and conditions apply:

(A) “Cause” shall include but is not limited to:

a) wilful failure of the Executive Employee to perform his duties with the Company (other than any such failure resulting from any physical or mental illness) or failure in any material respect to carry out or comply with any lawful and reasonable directive of the CEO or Board;

b) dishonesty, wilful misconduct or fraud;

c) commission of a reportable violation of any applicable banking, securities or commodities laws, rules or regulations that constitutes a serious offense that could or does result in a significant fine or a custodial sentence;

d) conviction or plea of nolo contendere (or equivalent) to or commission of a felony or any serious crime;

Energy Vault SA – Via Cantonale 19 – 6900 Lugano – Switzerland
Iscr. Registro del Commercio del Canton Ticino n. **CHE-134.914.795**
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Begehung eines Kapitalverbrechens oder eines sonstigen schwerwiegenden Vergehens;

e) Beteiligung an sexueller, rassistischer oder sonstiger ungesetzlicher Diskriminierung, Belästigung oder Vergeltung; oder

f) ein wesentlicher Verstoß gegen den Verhaltenskodex der Gesellschaft.

e) engaging in sexual, racial, or other forms of unlawful discrimination, harassment, or retaliation; or

f) a material violation of the Company's Code of Conduct.

(B) „Change in Control" hat die im 2022 Equity Incentive Plan der Gesellschaft festgelegte Bedeutung. Ungeachtet des Vorstehenden muss ein "Change in Control" auch ein „Change in Control Event" gemäß der Definition in US Treasury Regulation §1.409A-3(i)(5) darstellen.

(B) "Change in Control" has the meaning set out in the Company's 2022 Equity Incentive Plan. Notwithstanding the foregoing, a "Change in Control" must also constitute a "change in control event," as defined in US Treasury Regulation §1.409A-3(i)(5).

(C) "Change in Control Zeitraum" bezeichnet den Zeitraum, der mit einem Change in Control" beginnt und 18 Monate nach dem Datum eines solchen Change in Controls endet.

(C) "Change in Control Period" means the period commencing with a Change in Control and ending 18 months following the date of such Change in Control.

(D) "Gerechtfertigter Grund" bedeutet das Eintreten eines der folgenden Umstände ohne die ausdrückliche schriftliche Zustimmung des Leitenden Angestellten:

a) eine wesentliche Verringerung oder wesentliche Erweiterung der Art oder des Umfangs der Aufgaben, Verantwortlichkeiten, Befugnisse, Befugnisse oder Funktionen des Leitenden Angestellten oder dessen Berichtslinie im Vergleich zu seinen Aufgaben, Verantwortlichkeiten, Befugnissen, Befugnissen oder Funktionen oder seiner Berichtslinie vor einer solchen Verringerung oder Erweiterung;

(D) "Good Reason" means without the Executive Employee's express written consent, the occurrence of any of the following circumstances:

a) a material reduction or material expansion in the nature or scope the Executive Employee's duties, responsibilities, authority, powers or functions, or reporting line as compared to his duties, responsibilities, authority, powers or functions, or reporting line before such reduction or expansion, as applicable;

Energy Vault SA – Via Cantonale 19 – 6900 Lugano – Switzerland
Iscr. Registro del Commercio del Canton Ticino n. **CHE-134.914.795**
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b) eine wesentliche Verringerung des festen Gehalts des Leitenden Angestellten oder seines jährlichen Zielbonusprozentsatzes (mit Ausnahme von pauschalen Kürzungen auf der Grundlage der finanziellen Leistung der Gesellschaft, die im Wesentlichen alle leitenden Angestellten betreffen); oder

c) Versetzung des Leitenden Angestellten an einen mehr als 100 Kilometer von seinem bisherigen Arbeitsort entfernten Arbeitsort;

jedoch unter der Voraussetzung, dass eine solche Bedingung bzw. solche Bedingungen nur dann einen Gerechtfertigten Grund darstellen, wenn

(i) der Leitende Angestellte die Gesellschaft innerhalb von 60 Tagen nach dem erstmaligen Vorliegen dieser Bedingung(en) schriftlich darüber informiert und

(ii) die Gesellschaft diese Bedingung(en) nicht innerhalb von 30 Tagen nach Erhalt der schriftlichen Mitteilung des Leitenden Angestellten behebt;

und unter der weiteren Voraussetzung, dass die Beendigung des zwischen den Parteien bestehenden Arbeitsverhältnisses in jedem Fall nur dann eine Beendigung aus Gerechtfertigtem Grund darstellt, wenn das Beendigungsdatum nicht mehr als 90 Tage nach dem erstmaligen Vorliegen der Bedingung eintritt, die als Gerechtfertigter Grund geltend gemacht wird.

b) a material reduction in the Executive Employee's fixed salary or target annual bonus percentage (except for across-the-board reductions based on the Company's financial performance similarly affecting substantially all senior management employees); or

c) relocation of the Executive Employee more than 100 kilometres from his previous work location;

provided, however, that any such condition or conditions, as applicable, shall not constitute Good Reason unless both

(i) the Executive Employee provides written notice to the Company of the condition claimed to constitute Good Reason within 60 days of the initial existence of such condition(s), and

(ii) the Company fails to remedy such condition(s) within 30 days of receiving such written notice thereof;

and provided, further, that in all events the termination of the employment shall not constitute a termination relationship existing between the Parties for Good Reason unless the Termination Date occurs not more than 90 days following the initial existence of the condition claimed to constitute Good Reason.

Energy Vault SA – Via Cantonale 19 – 6900 Lugano – Switzerland
Iscr. Registro del Commercio del Canton Ticino n. **CHE-134.914.795**
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Zur Klarstellung: Wenn der Leitende Angestellte nach einem Change in Control die gleiche oder eine im Wesentlichen ähnliche Position bei der Gesellschaft behält, die Gesellschaft jedoch zu einem Geschäftsbereich oder einer Tochtergesellschaft des Nachfolgers wird, würde dies zu einer wesentlichen Reduzierung der Rolle des Leitenden Angestellten im Sinne vorstehender Definitionen führen.

(E) "Abfindung" bedeutet:

a) Eine Zahlung in Höhe eines Jahresbruttofestgehalts gemäß Ziff. 4.1 des Arbeitsvertrages (ohne Sozialversicherungsbeiträge), zahlbar zum nächsten verfügbaren Abrechnungstermin 60 Tage nach dem Beendigungsdatum (sofern der Leitende Angestellte keine Kündigungsschutzklage erhoben hat). Etwaige andere Ansprüche oder Zahlungen wegen oder im Zusammenhang mit der Beendigung des Arbeitsverhältnisses (mit Ausnahme der nachstehenden Zahlung gemäß b)), werden auf die Abfindung angerechnet.

b) sowie einen anteiligen Teil des jährlichen Zielbonus des Leitenden Angestellten für das Geschäftsjahr, in dem das Arbeitsverhältnis beendet wird, im Rahmen des jährlichen Leistungsvergütungsplans der Gesellschaft, berechnet durch Multiplikation (A) des jährlichen Zielbonus des Leitenden Angestellten mit (B) einem Bruch, (1) dessen Zähler die Anzahl der Tage in dem Geschäftsjahr, in dem das Arbeitsverhältnis beendet wird eintritt, bis einschließlich des Beendigungsdatums, und (2) dessen Nenner dreihundertfünfundsechzig (365) ist, zahlbar am nächsten

For the avoidance of doubt: If the Executive Employee retains the same or substantially similar position at the Company after a Change in Control, but the Company becomes a division or subsidiary of the successor, it would result in a material reduction in the Executive Employee's role as defined above.

(E) "Severance Payment" means:

a) A payment equivalent to one year of the Executive Employee's gross fixed salary pursuant to sec. 4.1 of the Employment Contract (without social security contributions) payable in the next available payroll date 60 days after the Termination Date (provided the Employee has not filed a dismissal protection claim). Any other entitlements or payment claims due to or raised at time of or in the context of termination of employment (except for the below payment under b)) will be deducted from the Severance Payment;

b) as well as a pro rata portion of the Executive Employee's target annual bonus for the fiscal year in which the Termination Date occurs under the Company's annual incentive compensation plan, calculated by multiplying (A) the Executive Employee's target annual bonus by (B) a fraction, (1) the numerator of which is the number of days in the fiscal year in which the Termination Date occurs through and including the Termination Date, and (2) the denominator of which is three hundred sixty-five (365), payable on the next available payroll

Energy Vault SA – Via Cantonale 19 – 6900 Lugano – Switzerland
Iscr. Registro del Commercio del Canton Ticino n. **CHE-134.914.795**
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verfügbaren Abrechnungstermin 60 Tage nach dem Beendigungsdatum.

Die auf die Abfindung entfallenden Steuern und Abgaben trägt in jedem Fall der Leitenden Angestellte.

13.2.4 Die Behandlung etwaiger ausstehender Equity Incentive Awards, die von Energy Vault Holdings, Inc. gewährt wurden, erfolgt bei Beendigung des Beschäftigungsverhältnisses während eines Change in Control Zeitraums gemäß der Bedingungen in der Vereinbarung zwischen dem Leitenden Angestellten und Energy Vault Holdings, Inc. Vom 01.03.2023. Die Parteien vereinbaren, dass aus diesem Abschnitt 13.2.4 keine Ansprüche des Leitenden Angestellten gegen der Gesellschaft entstehen.

2. **Neue Ziff. 4.6 des Arbeitsvertrags**

Der Leitende Angestellte ist auch berechtigt, an etwaigen sog. Short or Long Term Incentive Arrangements der Gruppe teilzunehmen nach Maßgabe der jeweils geltenden Bestimmungen.

3. **Neue Ziff. 4.7 des Arbeitsvertrags**

Mit Wirkung zum 1. März 2023 erhält der Leitende Angestellte außerdem folgende Zulagen:

a) monatlich EUR 730,00 brutto für eine von ihm abgeschlossene und unterhaltene private Rentenversicherung, und

b) monatlich EUR 650,00 brutto für eine von ihm abgeschlossene und unterhaltene date 60 days after the Termination Date.

Taxes and deduction on the Severance Payment are borne by the Executive Employee.

13.2.4 The treatment of any outstanding equity incentive awards granted by Energy Vault Holdings, Inc will on termination of your employment during a Change in Control Period be treated in accordance with the terms set out in the letter between the Executive Employee and Energy Vault Holdings, Inc dated 01.03.2023. The Parties agree that no claims of the Executive Employee shall arise from this section 13.2.4 against the Company.

2. **New Sec. 4.6 of the Employment Contract**

The Executive Employee will also be eligible to participate in any short or long term incentive arrangements operated by the company group subject to the rules of any such arrangements in force from time to time.

3. **New Sec. 4.7 of the Employment Contract**

With effect from 1 March 2023, the Executive Employee shall also receive the following allowances:

a) EUR 730.00 gross per month for a private pension insurance policy taken out and maintained by him, and

Energy Vault SA – Via Cantonale 19 – 6900 Lugano – Switzerland
Iscr. Registro del Commercio del Canton Ticino n. **CHE-134.914.795**
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privaten Krankenversicherung und Lebensversicherung.

Diese Zulagen werden dem Leitenden Angestellten zusammen mit dem Gehalt gemäß Klausel 4.1 und auf die gleiche Weise wie dieses unter Abzug etwaig zu zahlender Abgaben ausgezahlt. Diese Zulagen werden in keiner Weise als Teil des Grundgehalts des Leitenden Angestellten behandelt und ist nicht ruhegehaltsfähig. Die Gesellschaft behält sich das Recht vor, im Rahmen des ihr zustehenden billigen Ermessens diese Zulagen von Zeit zu Zeit zu ändern oder sie ersatzlos zu streichen, falls die Gesellschaft einen Leistungsplan (Benefit Plan) einführt, an dem der Leitende Angestellte teilnehmen kann.

b) EUR 650.00 gross per month for private health insurance and life insurance taken out and maintained by him.

This allowances shall be payable to the Executive Employee together with and in the same manner as the salary in accordance with clause 4.1, with deduction of any necessary deductions. This allowances shall not be treated as part of the Executive Employee's basic salary for any purpose and shall not be pensionable. The Company reserves the right (exercisable in its absolute discretion) to make changes to this allowances from time to time or withdraw it without replacement in the event that the Company introduces a Benefit Plan in which the Executive Employee is eligible to participate.

4. Änderungen in Bezug auf Ziff. 6 des Arbeitsvertrags

Die Parteien vereinbaren, dass sich die dem Leitenden Angestellten gewährte Dienstwagenpauschale im Sinne von Ziff. 6 des Arbeitsvertrags auf monatlich EUR 950,00 brutto erhöht. Im übrigen bleiben die Regelungen zur Dienstwagenpauschale unberührt.

4. Amendments to Sec. 6 of the Employment Contract

The Parties agree that the car allowance granted to the Executive Employee within the meaning of clause 6 of the Employment Contract shall be increased to EUR 950.00 gross per month. In all other respects, the provisions on the car allowance shall remain unaffected.

5. Schlussbestimmungen

5.1 Soweit in dieser Änderungsvereinbarung nichts abweichendes bestimmt ist, gelten die Regelungen des Arbeitsvertrages unverändert fort.

5.2 Mündliche Nebenabreden zu dieser Änderungsvereinbarung bestehen nicht. Änderungen und/oder Ergänzungen dieser Änderungsvereinbarung müssen in schriftlicher Form vereinbart werden, das gilt auch für die Aufhebung des Schriftformerfordernisses.

5. Final Provisions

5.1 If this Addendum does not provide otherwise, the terms and conditions of the employment contract continue to apply unchanged.

5.2 There shall be no oral collateral agreements to this Addendum. Amendments and/or supplements to this employment contract shall be made in writing. This shall also apply to the revocation of the written form requirement.

Energy Vault SA – Via Cantonale 19 – 6900 Lugano – Switzerland
Iscr. Registro del Commercio del Canton Ticino n. **CHE-134.914.795**
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5.3 Das Schriftformerfordernis gilt nicht für individuelle vertragliche Abreden zwischen Gesellschaft und Leitendem Angestellten zur Abänderung und/oder Ergänzung der Änderungsvereinbarung.

5.3 The written form requirement shall not apply to individual contractual agreements between the Company and the Executive Employee to amend and/or supplement the Addendum.

5.4 Sollte eine Bestimmung dieser Änderungsvereinbarung unwirksam sein oder werden, wird die Wirksamkeit der übrigen Bestimmungen hiervon nicht berührt. Anstelle der unwirksamen Bestimmungen soll im Wege der Anpassung eine andere angemessene Regelung treten, die wirtschaftlich dem am nächsten kommt, was die Vertragsparteien gewollt haben oder gewollt hätten, wenn sie die Unwirksamkeit der Regelung bedacht hätten.

5.4 If any of the provisions of this Addendum should be or should become null and void, all other provisions of this Employment Contract shall remain unaffected. By way of amendment, the ineffective provision shall be replaced with another suitable provision that reflects as closely as possible the original commercial intention of the contractual parties or what their intentions would have been had they been aware of the ineffectiveness of the provision.

5.5 Diese Änderungsvereinbarung unterliegt deutschem Recht.

5.5 This Addendum is subject to German law.

_ Ort/ Place, Datum/Date

/s/ Robert Piconi

Energy Vault SA

Robert Allen Piconi

Co-Founder and CEO

Ort/ Place, Datum/Date

/s/ Josh McMorrow

Josh McMorrow

Energy Vault SA – Via Cantonale 19 – 6900 Lugano – Switzerland

Iscr. Registro del Commercio del Canton Ticino n. **CHE-134.914.795**

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